UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2011

SALAMON GROUP, INC.
(Exact name of registrant as specified in charter)

Nevada	000-50530	93-1324674
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

1401 F Street , Suite 200
Modesto, CA 95354-2557
(Address of principal executive offices)

(778) 753-5675
Registrant’s telephone number

4080 Paradise Road, #15-901
Las Vegas, Nevada 89169
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 25, 2011, Messrs. Charles L Bryant Jr and Jack DeLiddo were appointed as directors of Salamon Group Inc. (the “Company”), by the Company’s Board of Directors.

Charles L. Bryant Jr., Director

After graduating with honors from California State University, Stanislaus in 1977, Chuck founded CL Bryant, Inc., wholesale petroleum distributors. With a team of 6 employees, they had sales of more than $4 million in the first year. Over the next 25 years, CL Bryant established itself as one of the top-producing petroleum distributors in the country, buying out many competitors and building branch operations throughout Central California. It became the number one seller of Unocal 76 lubricants in the United States and the nation’s top seller of Union 76 NASCAR racing gasoline which was marketed and delivered over 7 western states. CL Bryant received numerous awards for fast growth and top sales. By 2006, Chuck had grown the business to 150 employees and over $250 million in sales. He sold the business in May of 2006 to pursue other interests. He is currently involved in multiple business start-ups, helping others fulfill their dreams of impacting their world. He has served since October 2005 as Executive Director of the Pinnacle Forum, Modesto.

Jack DeLiddo, Vice President Industrial Installations, Director

Jack DeLiddo is a pioneer in the solar community. He is the founder of Rooftop Energy, now a wholly owned subsidiary of Sunlogics, a company that specializes in roof mounted photovoltaic systems operated on large commercial spaces. Mr. DeLiddo has successfully marketed an exclusive lease program that combines patented roofing protection and renewable energy generation; a unique combination that provides worry-free building envelope protection. Mr. DeLiddo has cultivated a relationship with GM through his former company DEERS. DEERS developed in cooperation with GM the Velcro® attachment system for applying solar PV panels to large commercial roof surfaces. Rooftop Energy completed the world’s largest rooftop solar photovoltaic power installation to GM’s car assembly plant located in Figueruelas, Zaragoza, Spain. The Zaragoza installation covers about 2 million sq. feet of roof at the plant with about 85,000 solar panels. The Zaragoza installation can generate about 12 megawatt (mw) of power. Rooftop Energy and General Motors together are developing GM’s world-wide “Solar Renewable Energy Initiative”. Rooftop Energy has been contracted and commissioned to develop and build solar projects for all qualifying GM facilities in the US, Canada, Mexico and Germany.

The appointment was approved by the Board of Directors of the Company on January 25, 2011.

The Company has never granted any options to any of its directors or officers, nor has it entered into any employment or consulting agreements with any of its officers or named executive officers.

The appointments are not yet effective and are subject to all requisite actions, including the filing of an Information Statement Pursuant to Section 14(f) of the Securities Exchange Act of 1934 and Rule 14f-1 thereunder.

SECTION 8	OTHER EVENTS

ITEM 8.01	OTHER EVENTS

On January 25, 2011, the Company issued a press release announcing the appointments of Messrs. Charles L Bryant Jr and Jack Deliddo which is filed as an exhibit hereto.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits

	99.1	Press release dated January 25, 2011 of Salamon Group, Inc., announcing the appointment of Messrs. Charles L Bryant Jr and Jack Deliddo

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SALAMON GROUP, INC.

By: /s/ Michael Matvieshen
Michael Matvieshen
Chief Executive Officer

Date: January 25, 2011